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                                  EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT
                              --------------------

  This employment agreement ("Agreement") is made and entered into this 17th day of April, 1996 between LHS Group Inc. (hereinafter referred to as "Employer") and Jerry Braxton (hereinafter referred to as "Employee").

                                   WITNESSETH:

  In consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

  1. EMPLOYMENT --  Employer agrees to employ Employee in the position of Chief
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Financial Officer. Employee accepts employment with Employer upon the terms and conditions set forth in this agreement. During the term of this Agreement, Employee agrees to be a full-time employee of Employer and devote his full and exclusive time, energy and skill to the business and affairs of his employment with Employer.

  2. TERM OF EMPLOYMENT -- The initial term of this Agreement commences on the
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28th day of August, 1996, and shall continue until terminated as provided in this Paragraph 2.

     (a) TERMINATION BY EMPLOYER -- This Agreement may be terminated by Employer
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at any time for any reason. In the event this Agreement is terminated by
Employer, Employee may be entitled to receive severance benefits in accordance with the provisions set forth in Paragraph 5.

     (b) TERMINATION BY EMPLOYEE -- This Agreement may be terminated by Employee
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at any time for any reason..

     (c) DEATH OF EMPLOYEE -- This agreement shall terminate immediately upon
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the death of Employee.

     3.  COMPENSATION -- Employer agrees to pay Employee a base salary of One
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Hundred and Fifty Thousand Dollars ($175,000) per year. At the end of 1996, and at the end of each year thereafter, Employer agrees to review Employee's performance and adjust Employee's base salary based on its assessment of his performance.

     (a) Employee shall be entitled to an annual incentive bonus of up to $50,000. The actual bonus may be lower depending on the performance of both the Employee and the Employer.
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     (b) Employer shall also offer Employee the option to purchase 200,000 shares of common stock at an exercise price of $5 per share. The options are to be issued and exercised in accordance with the terms and provisions of the Stock Option Plan 1996. The parties agree that they will execute the necessary legal documents to permit Employee's exercise of his stock options at the appropriate time. The options shall vest ratably over a 60 month period beginning with the end of the first month following the month of effective employment.

     (c) Employer shall pay to Employee a monthly automobile allowance of $1,025.

     4.  EMPLOYEE BENEFITS
         -----------------

     (a) GENERAL -- Except as provided in this Agreement, Employee shall be
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entitled to participate in all employee welfare and benefit programs maintained by Employer to the same extent and under the same conditions as other employees of Employer, including medical, dental, and life insurance and 401(k) plan.

     (b) VACATION -- Employee shall be entitled to twenty (20) days of paid
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vacation each year. Vacation pay shall accrue on a prorated basis during the year. Any vacation which has been earned but not taken as of December 31 shall be forfeited unless Employee is specifically requested by Employer to delay taking the vacation for the benefit of Employer. In such cases, the vacation will be allowed to be carried over to no later than March 31 of the following year. If Employee's employment is terminated during the year, she shall be entitled to be paid any accrued but unused vacation pay for the year.

     5.  SEVERANCE BENEFITS - In the event Employer terminates Employee's
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employment without cause (as defined below), Employee shall be entitled to a severance payment equal to the lesser of six (6) months of Employee's annual base salary at the time of termination or Employees attainment of substitute full time employment. Any such severance payments shall be paid in equal monthly instalments during the severance period.

     In the event Employer terminates Employee's employment with cause, Employee shall not be entitled to severance benefits. For purposes of this Paragraph, "cause" is defined as (I) any conduct by Employee involving moral turpitude,
(ii) any dishonesty by Employee in the performance of his duties for Employer, including his knowing failure to disclose or stop the dishonesty of others; and
(iii) any act or omission by Employee that has the potential of injuring the reputation of Employer. Employer may set off against amounts owed to Employee any losses Employer sustains as a result of the facts or actions that constitute cause for Employee's termination.

     In the event Employee terminates his employment with Employer, he shall not be entitled to severance benefits beyond those described in Paragraph 2(b).
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     6.  MISCELLANEOUS
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       (a) YEAR -- All references to the term "year" in this Agreement mean
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"calendar year" unless otherwise stated.

       (b) NOTICE -- The references to the notice periods of certain "days"
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contained in Paragraphs 2(a), 2(b) and 6(e) shall mean calendar days. Any notice provided for in this Agreement shall be delivered to Employee at the most recent address of Employee listed in Employer's then current employment records. Notice to Employer shall be delivered to the following address: 400 Perimeter Center Terrace, Suite 575, Atlanta, Georgia 30346.

       (c) WAIVER -- The waiver by any party to this Agreement of a breach of
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any of the provisions contained herein shall not operate or be construed as a waiver of any subsequent breach.

       (d) SEVERABILITY -- The invalidity or unenforceability of any particular
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provision of this Agreement shall not affect the other provisions of this
Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted ab initio.

       (e) DISPUTES AND GOVERNING LAW -- Employer and Employee agree that any
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dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowed by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice to the address indicated above in Paragraph 6(b). The parties shall thereafter attempt in good faith to resolve their differences within thirty 30) days after the receipt of such notice. If the dispute cannot be resolved within the 30-day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. A single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

     The parties agree that in the event arbitration is necessary, the laws of the State of Georgia and any applicable federal law shall apply. The place of the arbitration shall be Atlanta, Georgia.

     The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgement of a court of competent jurisdiction in the State of Georgia.

       (f) ENTIRE AGREEMENT AND AMENDMENT -- This Agreement constitutes the
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entire understanding among the parties with respect to the employment of
Employee by Employer and shall supersede any prior agreements and understandings among the parties
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with respect to such subject matter, provided, however, that this Agreement shall not be deemed to supersede or affect any other agreement, arrangement, commitment or understanding by and between Employer and Employee not establishing or governing the employment relationship between them. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Employer:                                            Employee:

LHS GROUP INC.                                       JERRY BRAXTON

By:/s/ Hartmut Lademacher                            /s/ Jerry Braxton
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  Hartmut Lademacher, Chief Executive Officer        Jerry Braxton